ALPS TO ACQUIRE KAUFMAN ROSSIN FUND SERVICES

Combination Expected to Expand Denver-Based ALPS’ Hedge Fund Administration Presence

DENVER - December 24, 2015 - ALPS, a subsidiary of DST Systems, Inc. (NYSE: DST) providing products and services to the financial services industry, and Kaufman Rossin Fund Services, LLC (“KRFS”), an independent, full-service provider of specialized administration services to the global financial community, today announced they have entered into an agreement for ALPS to acquire KRFS.
Established in 1994, KRFS has offices in Miami, Boston, San Francisco, Dallas, and Grand Cayman. The company’s hedge fund services include accounting and valuation, back-office outsourcing, investor services, treasury services, and customized reporting. KRFS is an affiliate of Kaufman Rossin, one of the nation’s top CPA and advisory firms.

“We see this acquisition making us a top-20 provider in the hedge fund administration business,” said Ned Burke, CEO of ALPS Holdings, Inc. “The combined operations are expected to enable us to expand our service offering into some of the fastest growing segments of alternatives administration.”
“KRFS clients should expect the same top-tier service with a larger platform to satisfy institutional investors who demand larger administrators,” said Blain Heckaman, Kaufman Rossin managing principal. “This deal will also strengthen Kaufman Rossin, the CPA and advisory firm, allowing us to focus on our core practice, to improve our clients’ businesses and help protect them from risk.”
KRFS is owned by individual shareholders and operates as an independent business. The company was recently named “Best Administrator Overall” in the under $30 billion AUA category at the HFMWeek U.S. Hedge Fund Services Awards.

“Our unique origins are still powerfully reflected in the company today and we value the rich history of our organization,” said KRFS co-founder and Director Jorge R. de Cardenas. “Together with ALPS, I believe we will be in position to accelerate our investment in helping clients protect themselves from risk and improve business performance.”

“We are excited to be working with the KRFS team,” said Jeremy May, President of ALPS Fund Services. “We believe the capability of our combined organizations allows us to deliver industry-leading solutions to the global financial community.”

The transaction is expected to close in the first quarter of 2016.

About ALPS
Through its subsidiary companies, ALPS Holdings, Inc. is a leading provider of innovative investment products and customized servicing solutions to the financial services industry. Founded in 1985, Denver-based ALPS delivers its Asset Management and Asset Servicing Solutions through offices in Boston, New York, Seattle, and Toronto. ALPS is a wholly-owned subsidiary of Kansas City-based DST Systems, Inc. For more information about ALPS and its services, visit www.alpsinc.com. Information about ALPS products is available at www.alpsfunds.com.

About DST
DST Systems, Inc. is a leading provider of sophisticated information processing and servicing solutions to companies around the world. Through its global enterprise, DST delivers strategically unified transactions and business processing, data management, and customer communications solutions to the asset management, brokerage, retirement, and healthcare markets. Headquartered in Kansas City, MO., DST is a publicly-traded company on the New York Stock Exchange. For more information, visit www.dstsystems.com.

About Kaufman Rossin Fund Services
Kaufman Rossin Fund Services (KRFS) is an independent full-service provider of administration services to the investment community. Born out of one of the nation's top CPA firms, KRFS maintains top-tier technical skills, quality control practices, and technology. KRFS also delivers expertise in the complex areas of taxation, accounting standards, and financial statement preparation. Clients worldwide rely on KRFS for startup, accounting and valuation, back-office outsourcing, investor services, tax services, customized reporting, and corporate services. KRFS has offices in Miami, Boston, San Francisco, Dallas, and Grand Cayman. For more information, visit krfs.com.

Safe Harbor Statement
Certain material presented in this release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this release that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8- K) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this report to reflect new information, future events or otherwise.

Media Contacts:

Laura M. Parsons DST Global Public Relations 816.843.9087 mediarelations@dstsystems.com Josh Merkin rbb Communications 305-967-6667 Josh.Merkin@rbbcommunications.com
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